Exhibit 3.2

AMENDED AND RESTATED

BYLAWS OF

MOUNTAIN BANK HOLDING COMPANY

ARTICLE I

Meeting of Shareholders

1.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Corporation, 501 Roosevelt Avenue E., Enumclaw, Washington, or such other place as the Board of Directors may designate, on the 4th Thursday of March each year or at such other date as may be agreed to by resolution of the Board of Directors, Notice of the meeting shall be mailed, postage prepaid, no fewer than 10 nor more than 60 days before the meeting date, addressed to each shareholder at his or her address appearing on the books of the Corporation. If, for any cause, an election of directors is not made on that day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

1.2 Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in this section will be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, must be in writing and delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the Corporation’s proxy statement was mailed to shareholders for the preceding year’s annual meeting. In no event will the public announcement of an adjournment of a shareholders meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice must set forth (i) as to each person, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice: (X) the name and address, as they appear on the Corporation’s books, of the shareholder, (Y) the class and number of shares of the Corporation which are owned beneficially by such shareholder, and (Z) any other information that is required to be provided by the shareholder pursuant to Regulation 14A (or any successor thereto) under the 1934 Act in such shareholder’s capacity as a proponent of a shareholder nomination. At the request of the Board of Directors, any person nominated by a shareholder for election as a director will furnish to the secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee. No person will be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. Upon the receipt of a shareholder nomination made in accordance with the procedures prescribed by these Bylaws, such nomination shall be evaluated by the Corporation’s Nominating Committee (or any successor thereto) in accordance with its evaluation procedures, in order to determine whether such nominee should be included in the slate of persons recommended by the Board of Directors to the Corporation’s shareholders for election at the next annual meeting. The Chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman so determines, he or she will so declare at the meeting, and the defective nomination will be disregarded.

1.3 Closing of Transfer Books for Fixing of Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, which date in any case shall not be more than 60 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

1.4 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. All proxies shall be filed with the Secretary of the Corporation before or at the commencement of meetings. No unrevoked proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided in the proxy. No proxy may be effectively revoked until notice of such revocation has been given to the Secretary of the Corporation by the shareholder granting the proxy. Any person or groups of persons, including directors or attorneys for the Corporation, may be designated to act as proxy but not officers, or other employees of the Corporation.

1.5 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

ARTICLE II

Directors

2.1 Board of Directors. The Board of Directors (hereinafter referred to as the “Board”) shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

2.2 Number. The Board shall consist of not less than 5 nor more than 25 shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that the Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than 2 the number of directors last elected by shareholders where such number was 15 or less; or (ii) to a number which exceeds by more than 4 the number of directors last elected by shareholders where such number was 16 or more. In no event shall the number of directors exceed 25.

2.3 Mandatory Retirement. Upon attaining the age of 75, a director will submit a written notice of resignation to the Board of Directors. The Board, at its discretion, may determine not to accept the resignation.

2.4 Organization Meeting. The Chairperson of the Board and Secretary of the Board, upon receiving the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Corporation to organize the new Board and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof, If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

2.5 Regular Meetings. The regular meetings of the Board of Directors shall be held at the principal office of the Corporation, or at such other place as may be designated by the Board of Directors, on such date of each month as shall be set by resolution of the Board of Directors.

2.6 Special Meetings. Special Board meetings may be called by or at the request of the Chairperson of the Board, the President, or directors making up a majority of the Board. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter or in person, of each special meeting.

2.7 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time; participation by such means shall constitute presence in person at a meeting. A director cannot vote by proxy.

2.9 Informal Action. Any action permitted or required to be taken at a meeting of the directors or permitted to be taken at a meeting of a committee of directors may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all the directors, or all the members of the committee, as the case may be.

2.10 Board Committees. The Board may designate, by resolution adopted by a majority of the full Board of the Corporation, from among its members, committees, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board, except as limited by law. The designation of any such committee and the delegation thereto of authority shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

2.11 Compensation. The Board of Directors shall have authority to fix the compensation of directors for attendance and their expenses, if any, of attendance at meetings of the Board or committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

2.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE III

Officers

3.1 Chairperson of the Board. The Board of Directors shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board, Such person shall preside at all meetings of the Board of Directors. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned, by the Board of Directors.

3.2 Vice Chairperson of the Board. The Board of Directors shall appoint one of its members to be Vice Chairperson of the Board. In the absence of the Chairperson, the Vice Chairperson shall preside at any meeting of the Board. The Vice Chairperson shall also have, and may exercise, such further powers and duties as from time to time may be conferred, or assigned, by the Board.

3.3 President. The Board of Directors shall appoint one of its members to be President of the Corporation. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the Office of President or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

3.4 Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors, in the absence of the President, to perform all duties of the President.

3.5 Secretary. The Board of Directors shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Corporation and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

3.6 Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Managers and Assistant Managers of Branches, and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to the several offices or as may be conferred upon or assigned to them by the Board of Directors, the Chairperson of the Board or the President.

3.7 Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of President shall be filled promptly by the Board of Directors.

3.8 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board.

3.9 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

3.10 Compensation of Officers. Compensation of the executive officers shall be fixed from time to time by the Board. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

ARTICLE IV

Shares

4.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates in such form as may be required by law and signed either manually or in facsimile by the President or a Vice President and by the Secretary or Assistant Secretary and may bear the seal of the Corporation or its facsimile.

4.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except in the case of a lost, destroyed or mutilated certificate.

4.3 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

ARTICLE V

Seal

The seal of this Corporation shall be circular in form and incorporation and the words “Corporate Seal.” The President or Secretary, or other officer designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

ARTICLE VI

Indemnification

6.1 Indemnification Definitions. For purposes of this Article:

(a) “Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger of other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b) “Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c) Expenses” include counsel fees.

(d) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

(e) “Official capacity” means

(1) When used with respect to a director, the office of director in the corporation; and

(2) When used with respect to an individual other than a director, as contemplated in Section 6.5, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

“Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

(f) “Party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(g) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

6.2 Indemnification.

(a) Right to Indemnity. Except as provided in paragraph (d), the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

(1) The individual acted in good faith; and

(2) The individual reasonably believed:

(A) In the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(B) In all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(3) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

(b) Conduct Concerning Employee Benefit Plans. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2) (B).

(c) Legal Proceedings. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d) Limits on Indemnity. The corporation shall not indemnify a director under this section:

(1) In connection with a proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation; or

(2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(e) Coverage of Reasonable Expenses. Indemnification provided under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3 Advances for Expenses.

(a) Advances. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(1) The director furnishes the corporation a written affirmation of the director’s good faith belief that the director has performed the duties of a director, including any duties the director may have as a member of any committee, in good faith, in a manner the director reasonably believes to be in the best interests of the corporation and with the care an ordinarily prudent person in a like position would use under similar circumstances; and

(2) The director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

(b) Director’s Undertaking. The undertaking required by subparagraph (a)(2) must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment if the Board determines that the risk the advance will not be repaid is reasonable under the circumstances.

6.4 Determination and Authorization of Indemnification.

(a) Determination of Proper Conduct. The corporation shall not indemnify a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2.

(b) Board Determination. The determination shall be made:

(1) By the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2) It a quorum cannot be obtained under subparagraph (1), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3) By special legal counsel;

(A) Selected by the Board or its committee in the manner prescribed in subparagraph (1) or (2); or

(B) If a quorum of the Board cannot be obtained under subparagraph (1) and a committee cannot be designated under subparagraph (2), selected by majority vote of the full Board (in which selection directors who are parties may participate); or

(4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of Indemnification. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(3) to select counsel.

6.5 Indemnification of Officers, Employees and Agents. The corporation shall indemnify and advance expenses under Sections 6.2 through 6.4 to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

6.6 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 6.2.

6.7 Report to Shareholders. If the corporation indemnities or advances expenses to a director under Section 6.2 or 6.3 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

ARTICLE VII

Miscellaneous Provisions

7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairperson of the Board, or the President, or any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provisions of these Bylaws.

7.3 Records. The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board. shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

ARTICLE VIII

Bylaws

8.1 Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board or by the affirmative vote of holders of a majority of shares. Any Bylaw adopted, amended or repealed by the directors may be repealed, amended or reinstated by an affirmative vote of holders of a majority of the shares entitled to vote and present, in person or by proxy, at the next meeting of shareholders following such action without further notice other than this Bylaw.

8.2 Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the Corporation offices, and shall be open for inspection to all shareholders during business hours.

I, Roy T. Brooks, certify that: (1) I am the duly constituted Chairman and Chief Executive Officer of Mountain Bank Holding Company, and as such officer am the official custodian of its records; (2) the foregoing Bylaws were amended at a meeting of the Board held on February 24, 2004.

I have hereunto affixed my official signature, in the City of Enumclaw, in King County, Washington, on this 27th day of April 2007.

/s/ Roy T. Brooks
Roy T. Brooks
Chairman and CEO